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INDEPENDENT AUDITORS' CONSENT                                       EXHIBIT 23.1



We consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement No. 333-49615 of Fiserv, Inc. on Form
S-3 of our reports dated January 30, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





DELOITTE & TOUCHE LLP


Deloitte & Touche LLP
Milwaukee, Wisconsin

July 31, 1998